EXHIBIT 3.B

TENNESSEE GAS PIPELINE COMPANY

(a Delaware corporation)

BY-LAWS

As amended June 2, 2008

BY-LAWS

OF

TENNESSEE GAS PIPELINE COMPANY

ARTICLE I

Offices

Section 1. Offices.  The registered office of Tennessee Gas Pipeline Company (the “Corporation”) shall be in the State of Delaware.  The Corporation may have offices at such other places both within and without the State of Delaware as the Board of Directors of the Corporation (the “Board of Directors”) may from time to time determine or as may be necessary or convenient to the business of the Corporation.

ARTICLE II

Stockholders

Section 1.    Annual Meetings.  The annual meeting of the stockholders of the Corporation shall be held for the election of directors on the second Tuesday in June of each year, if such day is not a legal holiday, in the state where such meeting is to be held, or, if such day is a legal holiday, then at the same time on such next succeeding business day at the principal office of the Corporation in the State of Delaware, or at such other date, time, or place (if any) either within or without the State of Delaware as may be designated by the Board of Directors from time to time.  Any other proper business may be transacted at the annual meeting.  The Board of Directors may, in its sole discretion, determine that any annual meeting of stockholders may be held solely by means of remote communication.

Section 2.    Special Meetings.  Special meetings of the stockholders of the Corporation shall be held on such date, at such time and at the principal office of the Corporation in the State of Delaware, or at such other place (if any) within or without the State of Delaware as shall be stated in the notice of the meeting.  Such special meetings of the stockholders may be held for any purpose or purposes as shall be stated in the notice of the meeting, unless otherwise prescribed by statute, and may be called by the Board of Directors, the Chairman of the Board, or the President.  The Board of Directors may, in its sole discretion, determine that any special meeting of stockholders may be held solely by means of remote communication.

Section 3.    Notice of Meetings.  Whenever stockholders are required or permitted to take any action at a meeting, the Corporation shall give notice of such meeting of stockholders.

(a)    Such notice shall state the place (if any), date, and hour of the meeting, the means of remote communication (if any) by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which such special meeting is called.  No business other than that specified in the notice thereof shall be transacted at a special meeting of stockholders.  Unless otherwise provided by law, the notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting.  Notice to stockholders may be given in writing or by Electronic Transmission (as defined in Section 10 of Article VII of these By-laws).  If given in writing, notice may be delivered personally, may be mailed, or, with the consent of the stockholder entitled to receive notice, may be given by any of the means specified in subsection (b) of this Section 3.  If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at his or her address as it appears on the records of the Corporation.

(b)    Any notice to stockholders given by the Corporation shall be effective if given by a form of Electronic Transmission to which the stockholder to whom the notice is given has consented.  Notice given pursuant to this subsection shall be deemed given: (i) if by facsimile transmission, when directed to a number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the latter of (A) such posting and (B) the giving of such separate notice; and (iv) if by any other form of Electronic Transmission, when directed to the stockholder.  An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Corporation that the notice has been given by a form of Electronic Transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

(c)    Waiver of notice of any meeting of stockholders shall be effected in accordance with Section 3 of Article VII of these By-laws.

Section 4.    Adjournments.   Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the date, time, place (if any), and means of remote communication (if any) thereof are announced at the meeting at which the adjournment is taken.  At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.  If the adjournment is for more than thirty (30) days, or if, after the adjournment, a new record date is fixed for the adjourned meeting in accordance with Section 10 of this Article II, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 5.    Quorum.   Except where otherwise provided by law, the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), or these By-laws, the holders of a majority of the aggregate voting power of the stock issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of stockholders.  Where a separate vote by a class or series or classes or series is required, a majority of the aggregate voting power of such class or series or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter.  In the absence of a quorum the stockholders so present may, by majority vote, adjourn the meeting to another time in the manner provided by Section 4 of this Article II until a quorum shall attend.  Shares of its own capital stock belonging on the record date for the meeting to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

Section 6.    Organization.  Meetings of stockholders shall be presided over by the Chairman of the Board, or in his absence, by the President, any Executive Vice President, Senior Vice President, or Vice President, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation, by a chairman chosen at the meeting.  The Secretary shall act as secretary of the meeting, but in his or her absence, the presiding chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 7.    Voting; Proxies.  (a)  Unless otherwise provided in the Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by him or her which has voting power upon the matter in question.

(b)    Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period.  A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.  A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation.

(c)    Except as otherwise provided by law, the Certificate of Incorporation or these By-laws:
(i)    Directors shall be elected by a plurality in voting power of the shares present in person or represented by proxy at the meeting and entitled to vote in the election of directors; and

(ii)    Whenever any corporate action other than the election of directors is to be taken, it shall be authorized by a majority in voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter.

Section 8.    Remote Communication.  For the purposes of these By-laws, if authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders may, by means of remote communication: (a) participate in a meeting of stockholders, (b) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided, however, that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

Section 9.    Stockholder Action Without a Meeting. (a) Unless otherwise provided by law, the Certificate of Incorporation, or these By-laws, any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action that may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book or books in which meetings of stockholders are recorded.  Delivery made to the Corporation’s registered office in the State of Delaware shall be by hand or by certified or registered mail, return receipt requested.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of the holders to take the action were delivered to the Corporation.

(b)    An Electronic Transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed, and dated for the purposes of these By-laws, provided that any such Electronic Transmission sets forth or is delivered with information from which the Corporation can determine (i) that the Electronic Transmission was transmitted by the stockholder or proxyholder or by a person or persons authorized to act for the stockholder or proxyholder and (ii) the date on which such stockholder or proxyholder or authorized person or persons transmitted such Electronic Transmission. Any consent by means of Electronic Transmission shall be deemed to have been signed on the date on which such Electronic Transmission was transmitted.  No consent given by Electronic Transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book or books in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be made by hand or by certified or registered mail, return receipt requested.  Notwithstanding the foregoing limitations on delivery, consents given by Electronic Transmission may be otherwise delivered to the principal place of business of the Corporation or to an officer or agent of the Corporation having custody of the book or books in which proceedings of meetings of stockholders are recorded if, to the extent, and in the manner provided by resolution of the Board of Directors of the Corporation.

(c)    Any copy, facsimile, or other reliable reproduction of a consent in writing (or reproduction in paper form of a consent by telegram, cablegram, or Electronic Transmission) may be substituted or used in lieu of the original writing (or original reproduction in paper form of a consent by telegram, cablegram, or Electronic Transmission) for any and all purposes for which the original consent could be used, provided that such copy, facsimile, or other reproduction shall be a complete reproduction of the entire original writing (or original reproduction in paper form of a consent by Electronic Transmission).

Section 10.    Fixing Date for Determination of Stockholders of Record.  (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting.  If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b)    In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors.  If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.  Delivery made to a Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.  If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(c)    In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, except as may otherwise be provided by these By-laws, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action.  If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 11.    List of Stockholders Entitled to Vote.  The Secretary shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Nothing contained in this Section 11 shall require the Corporation to include electronic mail addresses or other electronic contact information on such list.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation.  In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation.  If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.  If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of the stockholders during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.  The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list or vote in person or by proxy at any meeting of stockholders.

ARTICLE III

Board of Directors

Section 1.    Powers; Numbers; Qualifications.  The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, except as may be otherwise provided by law, the Certificate of Incorporation, or these By-laws.  The number of directors constituting the entire Board of Directors shall be not less than one.  The number of directors shall be as determined from time to time by resolution of the Board of Directors.  Directors need not be stockholders.

Section 2.    Election; Term of Office; Resignation; Vacancies.  Each director shall hold office until such director’s successor is elected and qualified or until his or her earlier resignation or removal.  Any director may resign at any time upon notice in writing or by Electronic Transmission to the Board of Directors, to the Chairman of the Board, to the President or to the Secretary of the Corporation; provided, however, that if such notice is given by Electronic Transmission, such Electronic Transmission must either set forth or be submitted with information from which it can be determined that the Electronic Transmission was authorized by the director.  Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective.  Unless otherwise provided in the Certificate of Incorporation or in these By-laws, vacancies and newly-created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.  Unless otherwise provided in the Certificate of Incorporation or these By-laws, when one or more directors shall resign from the Board of Directors, effective at a future date, a majority of directors then in office, including those who have resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.

Section 3.    Regular Meetings.  Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such dates and times as the Board of Directors may from time to time determine, and if so determined notice thereof need not be given.  In the absence of any such determination, such meetings shall be held, upon notice to each director in accordance with Section 5 of this Article III at such times and places (if any), within or without the State of Delaware, as shall be designated by the Chairman of the Board.

Section 4.    Special Meetings.  Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware at the call of the Chairman of the Board or the President.  Notice thereof shall be given in accordance with Section 5 of this Article III.

Section 5.    Notice.  (a)  Notice of any regular (if required) or special meeting of the Board of Directors may be given by personal delivery, mail, telegram, courier service (including, without limitation, Federal Express), facsimile transmission (directed to the facsimile transmission number at which the director has consented to receive notice), electronic mail (directed to the electronic mail address at which the director has consented to receive notice), or other form of Electronic Transmission pursuant to which the director has consented to receive notice.  If notice is given by personal delivery, by facsimile transmission, by telegram, by electronic mail, or by other form of Electronic Transmission pursuant to which the director has consented to receive notice, then such notice shall be given on not less than twenty-four (24) hours’ notice to each director.  If written notice is delivered by mail or courier service, then it shall be given on not less than three (3) calendar days’ notice to each director.

(b)    Waiver of notice of any meeting of the Board of Directors or any committee thereof shall be effected in accordance with Section 3 of Article VII of these By-laws.

Section 6.    Meetings By Remote Communication Permitted.  Unless otherwise restricted by the Certificate of Incorporation or these By-laws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or of such committee, as the case may be, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this By-law shall constitute presence in person at such meeting.

Section 7.    Quorum and Powers of a Majority.  At all meetings of the Board of Directors and of each committee thereof, a majority of the total number of directors constituting the entire Board of Directors or such committee (including any vacancies or newly-created directorships on the Board of Directors or such committee) shall be necessary and sufficient to constitute a quorum for the transaction of business.  The act of a majority of the voting power of the directors present at a meeting of the Board of Directors or a committee thereof at which a quorum is present shall be the act of the Board of Directors or such committee, unless by express provision of applicable law, the Certificate of Incorporation, or these By-laws a different vote is required, in which case such express provision shall govern and control.  In the absence of a quorum, a majority of the members present at any meeting may, without notice other than announcement at the meeting, adjourn such meeting from time to time until a quorum is present.

Section 8.    Organization.  Meetings of the Board of Directors shall be presided over by the Chairman of the Board, or in his absence, by a Chairman chosen at the meeting.  The Secretary shall act as secretary of the meeting, but in his or her absence, the presiding Chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 9.    Board Action By Consent of Directors.  Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing or by Electronic Transmission, and the writing or writings or Electronic Transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee, provided, however, that such Electronic Transmission or transmissions must either set forth or be submitted with information from which it can be determined that the Electronic Transmission or transmissions were authorized by the director.  Consents may be executed in counterparts, all of which together shall be deemed to be one and the same document.  Signatures on such counterparts may be transmitted to the Corporate Secretary by means of Electronic Transmission.  Such filings shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.  Board Advisors shall not be considered members of the Board of Directors and therefore the consent of the Board Advisors is not required in order for the Board of Directors to take action without a meeting pursuant to this Section 9 of this Article III.

Section 10.    Board Advisors.  (a)  The Board of Directors may, from time to time, elect one or more Board Advisors, each of whom shall serve until the first meeting of the Board of Directors next following the Annual Meeting of Stockholders or until his or her earlier resignation or removal by the Board of Directors.  Board Advisors shall serve as advisors and consultants to the Board of Directors, shall be invited to attend all meetings of the Board of Directors and may participate in all discussions occurring during such meetings.  Board Advisors shall not be privileged to vote on matters brought before the Board of Directors or to consent to any action taken by the Board of Directors without a meeting and shall not be counted for the purpose of determining whether a quorum of the Board of Directors is present.

(b)    Notwithstanding the foregoing, the Corporation shall be entitled to (a) excuse any Board Advisor from any portion of a board meeting if such Board Advisor’s presence at or participation in such meeting, upon advice of counsel, would reasonably be expected to affect adversely the attorney/client privilege of the Corporation and its legal advisors and (b) excuse any Board Advisor from any portion of a board meeting or withhold from any Board Advisor information delivered to the Board of Directors prior to or at a meeting thereof if the Corporation believes that the information is confidential or, upon advice of counsel, that there is a reasonable likelihood that the receipt of such information by the Board Advisor would create a conflict of interest for the Board Advisor or affect adversely the attorney/client privilege of the Corporation and its legal advisors.  Without limiting the foregoing, the Corporation may exclude such Board Advisor from access to any material or meeting or portion thereof if the Board of Directors, in the exercise of its business judgment, determines that there is a reasonable likelihood that permitting the access to any material or meeting or portion thereof would otherwise not be consistent with the fiduciary duties of the Board of Directors. The decision of the Board of Directors with respect to any of the foregoing matters shall be conclusive and final.

Section 11.    Committees of the Board.  The Board of Directors may designate one (1) or more committees, each committee to consist of one or more of the directors of the Corporation.  The Board of Directors may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  Vacancies in any such committee shall be filled by the Board of Directors, but in the absence or disqualification of a member of such committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.  Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation (including the power to designate other committees of the Board of Directors), and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that no such committee shall have power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders any action or matter (other than the election or removal of directors) expressly required by law to be submitted to stockholders for approval or (ii) adopting, amending, or repealing any by-law of the Corporation.

ARTICLE IV

Officers

Section 1.    Officers; General Provisions.  The officers of the Corporation shall consist of such of the following as the Board of Directors may from time to time elect:  a Chairman of the Board, a President, one or more Executive Vice Presidents, one or more Senior Vice Presidents, one or more Vice Presidents, one or more Assistant Vice Presidents, a Secretary, a Treasurer, a Controller, and a Tax Officer.  The Chairman of the Board shall be chosen from among the directors.  The Board of Directors may also elect one or more Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers, and Assistant Controllers, and such other officers with such titles and powers and/or duties as the Board of Directors shall from time to time determine.  Officers may be designated for particular areas of responsibility and simultaneously serve as officers of subsidiaries or divisions.  The officers of the Corporation shall be elected as soon as practicable after the annual meeting of stockholders in each year to hold office until the first meeting of the Board of Directors after the annual meeting of stockholders next succeeding his or her election, and until his or her successor is elected and qualified or until his or her earlier resignation or removal.

Section 2.    Resignation.  Any officer so elected may resign at any time upon notice in writing or by Electronic Transmission to the Board of Directors, the Chairman of the Board, the President, or the Secretary; provided, however, that if such notice is given by Electronic Transmission, such Electronic Transmission must either set forth or be submitted with information from which it can be determined that the Electronic Transmission was authorized by the officer.  Such resignation shall take effect at the time specified therein, and unless otherwise specified therein, no acceptance of such resignation shall be necessary to make it effective.

Section 3.    Removal.  Any officer may be removed, with or without cause, by vote of a majority of the entire Board of Directors (including any vacancies or newly-created directorships) at a meeting called for that purpose.  Any such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation, but the election or appointment of any officer shall not of itself create contractual rights.  Any number of offices may be held by the same person.  Any vacancy occurring in any office by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

Section 4.    Chairman of the Board.  The Chairman of the Board shall, when present, preside at all meetings of the stockholders and the Board of Directors; have authority to call special meetings of the stockholders and of the Board of Directors; have authority to sign and acknowledge in the name and on behalf of the Corporation all stock certificates, contracts or other documents and instruments except where the signing thereof shall be expressly delegated to some other officer or agent by the Board of Directors or required by law to be otherwise signed or executed and, unless otherwise provided by law or by the Board of Directors, may authorize any officer, employee or agent of the Corporation to sign, execute and acknowledge in his place and stead all such documents and instruments; he shall fix the compensation of officers of the Corporation, other than his own compensation, and the compensation of officers of its principal operating subsidiaries reporting directly to him unless such authority is otherwise reserved to the Board of Directors or a committee thereof; and he shall approve proposed employee compensation and benefit plans of subsidiary companies not involving the issuance or purchase of capital stock of the Corporation.  He shall have the power to appoint and remove any Executive Vice President, Senior Vice President, Vice President, Assistant Vice President, Secretary, Treasurer, Controller, or Tax Officer of the Corporation.  He shall also have the power to appoint and remove such associate or assistant officers of the Corporation with such titles and duties as he may from time to time deem necessary or appropriate.  He shall have such other powers and perform such other duties as from time to time may be assigned to him by the Board of Directors or the Executive Committee.

Section 5.    President.  The President shall have general control of the business and affairs of the Corporation, subject to the Chairman of the Board and the Board of Directors.  He may sign or execute, in the name of the Corporation, all deeds, mortgages, bonds, contracts, or other undertakings or instruments, except in cases where the signing or execution thereof shall have been expressly delegated by the Chairman of the Board or the Board of Directors to some other officer or agent of the Corporation.  He shall have and may exercise such powers and perform such duties as may be provided by law or as are incident to the office of President of a corporation and such other duties as are assigned by these By-laws and as may from time to time be assigned by the Chairman of the Board or the Board of Directors.

Section 6.    Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, and Assistant Vice Presidents.  Each Executive Vice President, Senior Vice President, Vice President, and Assistant Vice President shall have such powers and perform such duties as may be provided by law or as may from time to time be assigned to him or her, either generally or in specific instances, by the Board of Directors, the Chairman of the Board, or the President.  Any Executive Vice President or Senior Vice President may perform any of the duties or exercise any of the powers of the Chairman of the Board or the President at the request of, or in the absence or disability of, the Chairman of the Board or the President or otherwise as occasion may require in the administration of the business and affairs of the Corporation.  Each Executive Vice President, Senior Vice President, Vice President and Assistant Vice President shall have authority to sign or execute all deeds, mortgages, bonds, contracts, or other instruments on behalf of the Corporation, except in cases where the signing or execution thereof shall have been expressly delegated by the Board of Directors or these By-laws to some other officer or agent of the Corporation.

Section 7.    Secretary.  The Secretary shall keep the minutes of meetings of the stockholders and of the Board of Directors in books provided for the purpose; he shall see that all notices are duly given in accordance with the provisions of these By-laws, or as required by law; he shall be custodian of the records and of the corporate seal or seals of the Corporation; he shall see that the corporate seal is affixed to all documents requiring same, the execution of which, on behalf of the Corporation, under its seal, is duly authorized, and when said seal is so affixed he may attest same; and, in general, he shall perform all duties incident to the office of the secretary of a corporation, and such other duties as from time to time may be assigned to him or her by the Board of Directors, the Chairman of the Board, or the President or as may be provided by law.  Any Assistant Secretary may perform any of the duties or exercise any of the powers of the Secretary at the request of, or in the absence or disability of, the Secretary or otherwise as occasion may require in the administration of the business and affairs of the Corporation.

Section 8.    Treasurer.  The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit, or cause to be deposited, in the name of the Corporation, all moneys or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by or under authority of the Board of Directors; if required by the Board of Directors, he shall give a bond for the faithful discharge of his or her duties, with such surety or sureties as the Board of Directors may determine; he shall keep or cause to be kept full and accurate records of all receipts and disbursements in books of the Corporation and shall render to the Chairman of the Board, the President and the Board of Directors, whenever requested, an account of the financial condition of the Corporation; and, in general, he shall perform all the duties incident to the office of treasurer of a corporation, and such other duties as may be assigned to him or her by the Board of Directors, the Chairman of the Board or the President or as may be provided by law.

Section 9.    Controller.  The Controller shall be the chief accounting officer of the Corporation.  He shall keep full and accurate accounts of the assets, liabilities, commitments, receipts, disbursements and other financial transactions of the Corporation; shall cause regular audits of the books and records of account of the Corporation and supervise the preparation of the Corporation's financial statements; and, in general, he shall perform the duties incident to the office of controller of a corporation and such other duties as may be assigned to him or her by the Board of Directors, the Chairman of the Board, or the President, or as may be provided by law.  If no Controller is elected by the Board of Directors, the Treasurer shall perform the duties of the office of Controller.

Section 10.    Tax Officer.  The Tax Officer shall have the authority to sign or execute on behalf of this Corporation any federal, foreign, Indian, state, or local tax return or report, claim for refund of taxes, extension of a statute of limitation, administrative tax appeals filings, and any other document relating to this Corporation’s tax responsibilities.

ARTICLE V

Stock

Section 1.    Certificates.  The shares of capital stock of the Corporation shall be represented by certificates, unless the Certificate of Incorporation otherwise provides or unless the Board of Directors provides by resolution or resolutions that some or all of the shares of any class or classes, or series thereof, of the Corporation’s capital stock shall be uncertificated.  Every holder of capital stock of the Corporation represented by certificates shall be entitled to a certificate representing such shares, signed by the Chairman of the Board or a Vice Chairman, if any, or the President or any Vice President, and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer.  Any or all of the signatures on the certificate may be a facsimile.  If any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, the certificate may be issued by the Corporation with the same effect as if such person or entity were such officer, transfer agent, or registrar at the date of issue.

Section 2.    Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates.  The Corporation may issue a new certificate of stock or uncertificated shares in place of any certificate theretofore issued by it, alleged to have been lost, stolen, or destroyed, and the Corporation may require the owner of the lost, stolen, or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

ARTICLE VI

Indemnification

Section 1.    Indemnification.  (a) Subject to Section 3 of this Article VI, the Corporation shall indemnify, to the full extent that it shall have power under applicable law to do so and in a manner permitted by such law, any person who is made or threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter, a “Proceeding”), by reason of the fact that such person is or was a director or officer of the Corporation, or while serving as a director or officer of the Corporation, is or was serving at the request of Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan (collectively, “Another Enterprise”).

(b)    The Corporation may indemnify, to the full extent that it shall have power under applicable law to do so and in a manner permitted by such law, any person who is made or threatened to be made a party to any Proceeding, by reason of the fact that such person is or was an employee or agent of the Corporation, or while not serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, or agent of Another Enterprise.

Section 2.    Advancement of Expenses.  (a) Subject to Section 3 of this Article VI, with respect to any person who is made or threatened to be made a party to any threatened, pending, or completed Proceeding, by reason of the fact that such person is or was a director or officer of the Corporation or, while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, or agent of Another Enterprise, the Corporation shall, to the fullest extent not prohibited by applicable law, pay the expenses (including attorneys’ fees) incurred by such person in defending any such Proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that any advancement of expenses shall be made only upon receipt of an undertaking (hereinafter an “undertaking”) by such person to repay all amounts advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such person is not entitled to be indemnified for such expenses under this Article VI or otherwise.

(b)    With respect to any person who is made or threatened to be made a party to any Proceeding, by reason of the fact that such person is or was an employee or agent of the Corporation, or while not serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, or agent of Another Enterprise, the Corporation may, in its discretion and upon such terms and conditions, if any, as the Corporation deems appropriate, pay the expenses (including attorneys’ fees) incurred by such person in defending any such Proceeding in advance of its final disposition.

Section 3.    Actions Initiated Against The Corporation.  Anything in Section 1(a) or Section 2(a) of this Article VI to the contrary notwithstanding, except as provided in Section 5(b) of this Article VI, with respect to a Proceeding initiated against the Corporation by any person who is or was serving as a director or officer of the Corporation (or by a person who, while serving as a director or officer of the Corporation, is or was serving at the request of Corporation as a director, officer, employee, or agent of Another Enterprise), whether initiated in such capacity or in any other capacity, the Corporation shall not be required to indemnify or to advance expenses (including attorneys’ fees) to such person in connection with prosecuting such Proceeding (or part thereof) or in defending any counterclaim, cross-claim, affirmative defense, or like claim of the Corporation in such Proceeding (or part thereof) unless such Proceeding was authorized by the Board of Directors of the Corporation.

Section 4.    Contract Rights.  With respect to any person who is made or threatened to be made a party to any Proceeding by reason of the fact that such person is or was a director or officer of the Corporation, or while serving as a director or officer of the Corporation, is or was serving at the request of Corporation as a director, officer, employee, or agent of Another Enterprise, the rights to indemnification and to the advancement of expenses conferred in Sections 1(a) and 2(a) of this Article VI shall be contract rights.  Such contract rights shall vest when such person entitled to indemnification and to the advancement of expenses pursuant hereto becomes a director or officer of the Corporation or begins to serve at the request of the Corporation as a director, officer, employee, or agent of Another Enterprise.  Any amendment, repeal, or modification of, or adoption of any provision inconsistent with, this Article VI (or any provision hereof) shall not adversely affect any right to indemnification or advancement of expenses granted to any person pursuant hereto with respect to any act or omission of such person occurring prior to the time of such amendment, repeal, modification, or adoption (regardless of whether the Proceeding relating to such acts or omissions, or any Proceeding relating to such person’s right to indemnification or advancement of expenses, is commenced before or after the time of such amendment, repeal, modification, or adoption).

Section 5.    Claims.  (a) If (i) a claim under Section 1(a) of this Article VI with respect to any right to indemnification is not paid in full by the Corporation (following the final disposition of the Proceeding) within sixty (60) days after a written demand has been received by the Corporation or (ii) a claim under Section 2(a) of this Article VI with respect to any right to the advancement of expenses is not paid in full by the Corporation within twenty (20) days after a written demand has been received by the Corporation, then the person seeking to enforce a right to indemnification or to an advancement of expenses, as the case may be, may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim.

(b)    If successful in whole or in part in any suit brought pursuant to Section 5(a) of this Article VI, or in a suit brought by the Corporation to recover an advancement of expenses (whether pursuant to the terms of an undertaking or otherwise), the person seeking to enforce a right to indemnification or an advancement of expenses hereunder or the person from whom the Corporation sought to recover an advancement of expenses, as the case may be, shall be entitled to be paid by the Corporation the reasonable expenses (including attorneys’ fees) of prosecuting or defending such suit.

(c)    In any suit brought by a person seeking to enforce a right to indemnification hereunder (but not a suit brought by a person seeking to enforce a right to an advancement of expenses hereunder), it shall be a defense that the person seeking to enforce a right to indemnification has not met any applicable standard for indemnification under applicable law.  With respect to any suit brought by a person seeking to enforce a right to indemnification or right to advancement of expenses hereunder or any suit brought by the Corporation to recover an advancement of expenses (whether pursuant to the terms of an undertaking or otherwise), neither (i) the failure of the Corporation to have made a determination prior to commencement of such suit that indemnification of such person is proper in the circumstances because such person has met the applicable standards of conduct under applicable law, nor (ii) an actual determination by the Corporation that such person has not met such applicable standards of conduct, shall create a presumption that such person has not met the applicable standards of conduct or, in a case brought by such person seeking to enforce a right to indemnification, be a defense to such suit.

(d)    In any suit brought by a person seeking to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses (whether pursuant to the terms of an undertaking or otherwise), the burden shall be on the Corporation to prove that the person seeking to enforce a right to indemnification or to an advancement of expenses or the person from whom the Corporation seeks to recover an advancement of expenses is not entitled to be indemnified, or to such an advancement of expenses, under this Article VI or otherwise.

Section 6.    Determination of Entitlement to Indemnification.  Any indemnification required or permitted under this Article VI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he or she has met all applicable standards of conduct set forth in this Article VI and Section 145 of the General Corporation Law of the State of Delaware.  Such determination shall be made, with respect to a person who is a director or officer of the Corporation at the time of such determination, (a) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum; (b) by a committee of such directors designated by majority vote of such directors, even though less than a quorum; (c) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or (d) by the stockholders.  Such determination shall be made, with respect to any person who is not a director or officer of the Corporation at the time of such determination, in the manner determined by the Board of Directors (including in such manner as may be set forth in any general or specific action of the Board of Directors applicable to indemnification claims by such person) or in the manner set forth in any agreement to which such person and the Corporation are parties.

Section 7.    Non-Exclusive Rights.  The indemnification and advancement of expenses provided in this Article VI shall not be deemed exclusive of any other rights to which any person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be such director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

Section 8.    Insurance.  The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of Another Enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article VI or otherwise.

Section 9.    Severability.  If any provision or provisions of this Article VI shall be held to be invalid, illegal, or unenforceable for any reason whatsoever: (a) the validity, legality, and enforceability of the remaining provisions of this Article VI (including, without limitation, each portion of any paragraph or clause containing any such provision held to be invalid, illegal, or unenforceable, that is not itself held to be invalid, illegal, or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article VI (including, without limitation, each such portion of any paragraph or clause containing any such provision held to be invalid, illegal, or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal, or unenforceable.

Section 10.    Miscellaneous.  For purposes of this Article VI:  (a) references to serving at the request of the Corporation as a director or officer of Another Enterprise shall include any service as a director or officer of the Corporation that imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan; (b) references to serving at the request of the Corporation as a employee or agent of Another Enterprise shall include any service as an employee or agent of the Corporation that imposes duties on, or involves services by, such employee or agent with respect to an employee benefit plan; (c) a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner not opposed to the best interests of the Corporation; and (d) references to a director of Another Enterprise shall include, in the case of any entity that is not managed by a board of directors, such other position, such as manager or trustee or member of the governing body of such entity, that entails responsibility for the management and direction of such entity’s affairs, including, without limitation, general partner of any partnership (general or limited) and manager or managing member of any limited liability company.

ARTICLE VII

Miscellaneous

Section 1.    Fiscal Year.  The fiscal year of the Corporation shall end on the thirty-first day of December in each year, or on such other day as may be fixed from time to time by the Board of Directors.

Section 2.    Seal.  The Corporation may have a corporate seal which shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware." The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

Section 3.    Waiver of Notice of Meetings of Stockholders, Directors and Committees.  Whenever notice is required to be given by law or under any provision of the Certificate of Incorporation or these By-laws, a waiver thereof, either in writing and signed by the person entitled to notice or by Electronic Transmission shall be deemed equivalent to notice, whether given before or after the time and date stated in such notice.  If such a waiver is given by Electronic Transmission, the Electronic Transmission must either set forth or be submitted with information from which it can be determined that the Electronic Transmission was authorized by the person otherwise entitled to notice.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any waiver of notice unless so required by the Certificate of Incorporation or these By-laws.

Section 4.    Form of Records.  Any books or records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device or method; provided, however, that the books and records so kept can be converted into clearly legible paper form within a reasonable time.  The Corporation shall so convert any records so kept upon the request of any person entitled to examine such books and records pursuant to the Certificate of Incorporation, these By-laws, or the relevant provisions of the General Corporation Law of the State of Delaware.

Section 5.    Voting Shares in Other Business Entities.  The President or any other officer of the Corporation designated by the Board of Directors may vote any and all shares of stock or other equity interest held by the Corporation in any other corporation or other business entity, and may exercise on behalf of the Corporation any and all rights and powers incident to the ownership of such stock or other equity interest.

Section 6.    Section Titles.  The titles of the sections and subsections have been inserted as a matter of reference only and shall not control or affect the meaning or construction of any of the terms and provisions hereof.

Section 7.    Amendment of By-laws.  These By-laws may be altered, amended, or repealed at any annual or regular meeting of the Board of Directors or at any special meeting of the Board of Directors if notice of the proposed alteration, amendment, or repeal be contained in the written notice of such special meeting, or at any meeting of the stockholders of the Corporation.

Section 8.    Certificate of Incorporation.  Notwithstanding anything to the contrary contained herein, if any provision contained in these By-laws is inconsistent with or conflicts with a provision of the Certificate of Incorporation, such provision of these By-laws shall be superseded by the inconsistent provision in the Certificate of Incorporation to the extent necessary to give effect to such provision in the Certificate of Incorporation.

Section 9.    Gender References.  All references and uses herein of the masculine pronouns “he” or “his” shall have equal applicability to and shall also mean their feminine counterpart pronouns, such as “she” or “her.”

Section 10.    Electronic Transmission.  For purposes of these By-laws, “Electronic Transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.  For purposes of these By-laws, Electronic Transmission shall include, without limitation, facsimile, e-mail, telegram, cablegram, and other similar methods.

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